UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2016

Truven Holding Corp.	Truven Health Analytics Inc.
(Exact name of registrant parent guarantor as specified in its charter)	(Exact name of registrant parent guarantor as specified in its charter)

Delaware	45-5164353	Delaware	06-1467923
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Phoenix Drive

Ann Arbor, Michigan 48108

(734) 913 -3000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On April 7, 2016, International Business Machines Corporation, a New York corporation (“Buyer”), completed its purchase of all of the outstanding common stock of Truven Holding Corp., a Delaware corporation (“Holdco”), from VCPH Holdings LLC, a Delaware limited liability company (“Seller”) pursuant to the previously announced Stock Purchase Agreement dated February 17, 2016, by and among Buyer, Seller, Veritas Capital Fund IV, L.P., a Delaware limited partnership, The Veritas Capital Fund III, L.P., a Delaware limited partnership, and CIPH Holdings LLC, a Delaware limited liability company (such transaction, the “Stock Purchase”).

In connection with the completion of the Stock Purchase, on April 7, 2016, Holdco and Truven Health Analytics Inc. (“Opco”) deposited funds in an amount sufficient to pay all outstanding principal, accrued interest and applicable redemption premiums with the Bank of New York Mellon Trust Company, N.A., in order to redeem all outstanding 10.625% Senior Notes due 2020 (the “Notes”) on April 14, 2016, thereby satisfying and discharging all of the obligations of Holdco, Opco and the guarantors under the indenture governing the Notes.  Accordingly, Holdco and Opco are no longer required to file periodic reports with the Securities and Exchange Commission (“SEC”) and intend to file a Form 15 with the SEC.

On April 8, 2016, Opco issued a press release announcing the satisfaction of the redemption condition for all outstanding Notes, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 99.1    Press Release, dated April 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUVEN HOLDING CORP.	TRUVEN HEALTH ANALYTICS INC.

(Registrant)	(Registrant)

By:	/s/ ANDRA K. HELLER	By:	/s/ ANDRA K. HELLER
Andra K. Heller, General Counsel and Secretary		Andra K. Heller, General Counsel and Secretary
Date: April 8, 2016		Date: April 8, 2016